Exhibit 10.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE REVLON, INC. SHAREHOLDERS LITIGATION	Consol. C.A. No. 4578-VCL

STIPULATION AND AGREEMENT OF

COMPROMISE, SETTLEMENT AND RELEASE

The plaintiffs in the actions captioned Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.); Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.); Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.); Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.); Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.); Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.), which were consolidated under the caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.) (each of the foregoing actions collectively, the “Delaware Actions”); Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-CV-01008-GMS (D. Del.); and Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (collectively, with the Delaware Actions, the “Actions”), on the one hand, and Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, Inc. (“Revlon” or the “Company”), and MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) (collectively, “Defendants”), on the other hand, through their counsel, have reached this Stipulation and Agreement of Compromise, Settlement and Release (with the exhibits hereto, this “Stipulation”), subject to approval by the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”):

WHEREAS, on April 20, 2009, Revlon announced that MacAndrews & Forbes proposed a merger transaction (the “Proposal”);

WHEREAS, on April 24, 2009, plaintiff Vern Mercier filed a verified complaint against Defendants and now-former Revlon director Kenneth L. Wolfe (“Wolfe”) on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.) (the “Mercier Action”);

WHEREAS, on May 1, 2009, plaintiff Arthur Jurkowitz filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.) (the “Jurkowitz Action”);

WHEREAS, on May 4, 2009, plaintiff Stanley S. Sullivan filed a complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the New York State Supreme Court, captioned Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (the “Sullivan Action”);

WHEREAS, Wolfe was later dismissed by plaintiff Stanley S. Sullivan from the Sullivan Action;

WHEREAS, on May 5, 2009, plaintiff Suri Lefkowitz filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.) (the “Lefkowitz Action”);

WHEREAS, on May 12, 2009, plaintiff T. Walter Heiser filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.) (the “Heiser Action”);

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WHEREAS, the Mercier Action, Jurkowitz Action, Lefkowitz Action and Heiser Action challenged the Proposal (collectively, the “Initial Delaware Actions”);

WHEREAS, the Sullivan Action also challenged the Proposal;

WHEREAS, on June 24, 2009, the Initial Delaware Actions were consolidated under the caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.);

WHEREAS, on August 10, 2009, the Company launched a voluntary exchange offer (the “Exchange Offer”);

WHEREAS, following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was October 7, 2009;

WHEREAS, on October 8, 2009, the Company consummated the Exchange Offer;

WHEREAS, pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer;

WHEREAS, on October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009;

WHEREAS, on December 21, 2009, plaintiff Edward S. Gutman filed a verified complaint on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.) (the “Gutman Action”);

WHEREAS, on December 21, 2009, plaintiff Lawrence Corneck filed a verified complaint on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.) (the “Corneck Action”);

WHEREAS, the Gutman Action and the Corneck Action alleged breach of fiduciary duty claims in connection with the Exchange Offer and alleged that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

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WHEREAS, on December 24, 2009, an amended complaint was filed in the Sullivan Action on behalf of stockholders that participated in the Exchange Offer, alleging, among other things, that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, on December 31, 2009, plaintiff John Garofalo filed a putative class action complaint on behalf of stockholders that participated in the Exchange Offer against Defendants1 in the United States District Court for the District of Delaware (the “Delaware District Court”) captioned Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-cv-01008-GMS (D. Del.) (the “Garofalo Action”), alleging federal and state law claims in connection with the Exchange Offer and alleging that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, on January 6, 2010, an amended complaint was filed in the Initial Delaware Actions against Defendants and Wolfe, making allegations similar to those contained in the amended Sullivan Action complaint;

WHEREAS, on January 15, 2010, the Delaware Chancery Court consolidated the Gutman Action and Corneck Action with the previously consolidated Initial Delaware Actions (the Initial Delaware Actions, Gutman Action and Corneck Action, collectively, are hereafter referred to as the “Consolidated Action”);

WHEREAS, on March 16, 2010, the Delaware Chancery Court changed the leadership structure for plaintiffs in the Consolidated Action, appointing Smith Katzenstein & Furlow, LLP

[1]	Wolfe was initially named as a defendant in the Garofalo Action, but was later dismissed.

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(now Smith Katzenstein & Jenkins, LLP), Harwood Feffer LLP, and the Law Offices of Curtis V. Trinko, LLP as lead counsel for plaintiffs in the Consolidated Action (“Delaware Lead Counsel”);

WHEREAS, on March 16, 2010, the Delaware District Court appointed Berger & Montague, P.C. as lead counsel in the Garofalo Action;

WHEREAS, on May 11, 2010, Richard Smutek, on behalf of Revlon, filed a derivative complaint against Defendants (in which Revlon was named as a nominal defendant) and current Revlon director Richard J. Santagati (“Santagati”) in the Delaware District Court captioned Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.) (the “Smutek Action”), in connection with the Exchange Offer and the alleged failure to disclose information in the Exchange Offer materials regarding the Company’s financial results for the third quarter 2009;

WHEREAS, plaintiff Richard Smutek later filed a voluntary dismissal of Santagati from the Smutek Action;

WHEREAS, the complaint in the Smutek Action alleged, among other things, that Defendants’ alleged misconduct with respect to the Exchange Offer exposed Revlon to litigation such as the Garofalo Action, Gutman Action and Corneck Action, and potential damages arising therefrom;

WHEREAS, on May 25, 2010, an amended complaint was filed in the Consolidated Action alleging breach of fiduciary duty claims in connection with the Exchange Offer and claiming that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, Wolfe was not named as a defendant in the amended complaint filed in the Consolidated Action;

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WHEREAS, the amended complaint in the Consolidated Action was brought on behalf of both stockholders who participated in the Exchange Offer and stockholders who did not participate in the Exchange Offer;

WHEREAS, on July 9, 2010, Defendants answered the amended complaint in the Consolidated Action;

WHEREAS, on August 16, 2010, Defendants moved to dismiss the complaint in the Smutek Action;

WHEREAS, Defendants’ motions to dismiss the complaint in the Smutek Action are fully briefed and currently pending;

WHEREAS, on July 29, 2011, an amended complaint was filed in the Garofalo Action;

WHEREAS, Wolfe was not named as a defendant in the amended complaint filed in the Garofalo Action;

WHEREAS, on January 10, 2012, Delaware Lead Counsel filed a motion for class certification, seeking certification of two subclasses: one subclass of stockholders who participated in the Exchange Offer and another subclass of stockholders who did not participate in the Exchange Offer;

WHEREAS, on January 31, 2012, Defendants filed motions to dismiss the amended complaint in the Garofalo Action;

WHEREAS, on March 2, 2012, the plaintiff in the Garofalo Action filed a response opposing Defendants’ motions to dismiss, and a motion alternatively seeking leave to amend and file a second amended complaint;

WHEREAS, the motions to dismiss and amend in the Garofalo Action are fully briefed and currently pending;

WHEREAS, merits discovery is proceeding in the Consolidated Action;

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WHEREAS, by agreement of the parties, the plaintiff in the Garofalo Action has participated in the merits discovery proceeding in the Consolidated Action, and the plaintiff in the Sullivan Action had the opportunity to participate;

WHEREAS, Defendants have produced tens of thousands of documents as part of merits discovery;

WHEREAS, Delaware Lead Counsel has produced documents on behalf of Edward S. Gutman and Lawrence Corneck in the Consolidated Action;

WHEREAS, numerous third parties have been subpoenaed and produced documents as part of merits discovery;

WHEREAS, two representatives of Barclays Capital Inc., Revlon directors Debra L. Lee and Meyer Feldberg, and Wolfe have been deposed;

WHEREAS, Defendants deposed proposed class representatives Edward S. Gutman and Lawrence Corneck;

WHEREAS, on December 6, 2010, Delaware Lead Counsel retained and thereafter consulted regularly with a financial advisor, who evaluated the claims asserted in the Actions and the potential settlement;

WHEREAS, beginning in September 2011 and continuing from time to time thereafter, Delaware Lead Counsel and counsel for Defendants discussed a potential resolution of the Consolidated Action;

WHEREAS, in April 2012, an in-person meeting to discuss settlement of the Consolidated Action took place among multiple attorneys for plaintiffs in the Consolidated Action and multiple attorneys for Defendants;

WHEREAS, on June 21, 2012 and July 17, 2012, Defendants reached agreements to settle claims in connection with the Exchange Offer directly with the following stockholders that

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had participated in the Exchange Offer and were members of the putative class on whose behalf the Actions have been brought: (i) Fidelity Management & Research Company and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by Fidelity Management & Research Company or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of Fidelity Management & Research Company: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest) (the entities listed in subsections (i) – (iii) are collectively referred to as “Fidelity,” and the agreement to settle claims with Fidelity is collectively referred to as the “Fidelity Settlement”); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); and (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.) (the entities listed in subsections (iv) – (v) are collectively referred to as “Archview,” and the agreement to settle claims with Archview is collectively referred to as the “Archview Settlement”);

WHEREAS, at the end of June, Delaware Lead Counsel and counsel for Defendants commenced more intensive settlement discussions;

WHEREAS, in July 2012, counsel in the Garofalo Action separately initiated settlement discussions with counsel for Defendants, to which counsel for Defendants did not respond substantively;

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WHEREAS, in July 2012 and August 2012, Delaware Lead Counsel negotiated with counsel for plaintiffs in the Sullivan Action, Garofalo Action and Smutek Action concerning a potential resolution of their actions;

WHEREAS, on August 10, 2012, at the conclusion of the negotiations between counsel for Defendants and Delaware Lead Counsel, the parties to all the actions identified above reached a comprehensive agreement in principle providing for the settlement of the actions on the terms and conditions set forth herein and in a stipulation to be filed with the Delaware District Court;

WHEREAS, because counsel for the parties have concluded that a settlement of the Settled Claims (as defined below) based upon the terms contained in this Stipulation is preferable to continued litigation, and counsel for plaintiffs in the Actions believe that such terms are fair, reasonable, adequate and in the best interests of the Class (as defined below), and because it is reasonable to pursue a settlement of the Settled Claims based upon the procedures outlined herein and the benefits and protections offered herein, the parties wish to document their agreement in this Stipulation;

WHEREAS, in deciding to pursue a settlement, counsel for plaintiffs in the Actions engaged in an investigation of the claims asserted in the Actions, including consideration of some or all of the following: a review of news articles, analyst reports, United States Securities and Exchange Commission filings, other publicly available documents, confidential documents provided by Defendants in response to multiple discovery requests, documents produced by third parties, and deposition testimony;

WHEREAS, in deciding to pursue a settlement, Delaware Lead Counsel specifically evaluated the claims brought on behalf of stockholders who did not participate in the Exchange Offer, and concluded, after discussion with their financial advisor, that stockholders who did not participate in the Exchange Offer were not damaged as a result of the Exchange Offer;

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WHEREAS, counsel for plaintiff in the Garofalo Action have represented that they performed a damages analysis with their in-house expert, who evaluated the tendering stockholders’ claims asserted in the Actions and the potential settlement;

WHEREAS, counsel for the parties in the Actions did not discuss the appropriateness or amount of any application by counsel for plaintiffs in the Actions for an award of attorneys’ fees and expenses until the substantive terms of the settlement on behalf of and for the benefit of the Class (as defined below) were agreed upon;

WHEREAS, each of the Defendants has denied, and continues to deny, all allegations of wrongdoing, fault, liability or damage to plaintiffs and the putative classes in the Consolidated Action, Sullivan Action, Garofalo Action and Smutek Action and otherwise deny that they have engaged in any wrongdoing or committed any violation of law or breach of duty and believe that they acted properly at all times, but wish to settle the Actions on the terms and conditions stated in this Stipulation in order to eliminate the burden and expense of further litigation and to put the Settled Claims (as defined below) to be released hereby to rest finally and forever;

WHEREAS, there has been no admission or finding of fact or liability by or against any party and nothing herein should be construed as such; and

WHEREAS, the Delaware Chancery Court has jurisdiction to make decisions regarding the settlement and any corresponding award of attorney fees’ and expenses in the Actions;

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, in consideration of the benefits afforded herein, that the Actions shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions (the “Settlement”), and further subject to the approval of the Delaware Chancery Court and pursuant to Delaware Chancery Court Rule 23:

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SETTLEMENT PAYMENT

1. In consideration for the full settlement and release of all Settled Claims (as defined below) against all Released Persons (as defined below) and the dismissal with prejudice of the Actions, Defendants will cause to be paid to the Class (as defined below) a total settlement payment of $9,231,303 (the “Settlement Payment”), which shall be deposited into an account to be designated by Delaware Lead Counsel within ten (10) business days of the Effective Date (as defined in Paragraph 12 below).

2. Except for providing Delaware Lead Counsel with information necessary for Delaware Lead Counsel’s administration, distribution and/or allocation of the Settlement Payment, Defendants shall have no responsibility for, or liability with respect to, the administration, distribution and/or allocation of the Settlement Payment among the Class members, and shall not be responsible for any fees or expenses associated with the administration, distribution and/or allocation of the Settlement Payment. Delaware Lead Counsel shall administer the process for the distribution and allocation of the Settlement Payment. The administration, distribution and allocation of the Settlement Payment is a matter separate and apart from the Settlement, and any decision, alteration or modification to the administration, distribution and allocation of the Settlement Payment shall not affect the validity or finality of the Settlement. Any reasonable and documented expenses incurred by Defendants in providing Delaware Lead Counsel with information necessary for the administration, distribution and/or allocation of the Settlement Payment shall be reimbursed from the Settlement Payment.

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CLASS CERTIFICATION

3. For settlement purposes only, the parties agree that the Actions shall be conditionally certified as a non opt-out class pursuant to Delaware Chancery Court Rules 23(a), 23(b)(1) and (b)(2), defined as record and beneficial holders of Revlon Class A Common Stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held shares of Revlon Class A Common Stock at any time between and including August 10, 2009 and October 8, 2009, including, but not limited to, stockholders who tendered shares in the Exchange Offer, but excluding: (i) Fidelity Management & Research Company (“FMR Co.”) and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.); and (vi) Defendants, any Revlon officers and directors identified in Revlon’s 2009 Annual Report who would otherwise be part of the class, and members of MacAndrews & Forbes management who

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participated in the Exchange Offer (the “Class”). The Class, as defined herein and in the Order and Final Judgment (as defined below), includes plaintiffs in the Sullivan Action and Garofalo Action.

4. In the event the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of any plaintiff class in any future proceedings in the Actions.

SUBMISSION AND APPLICATION TO THE DELAWARE CHANCERY COURT

5. As soon as practicable after this Stipulation has been executed, (i) the parties in the Consolidated Action shall apply jointly for a scheduling order (the “Scheduling Order”) substantially in the form attached hereto as Exhibit A establishing the procedure for: (a) the approval of notice to the Class substantially in the form attached hereto as Exhibit B (the “Notice”), and (b) the Delaware Chancery Court’s consideration of the proposed Settlement, class certification, and Delaware Lead Counsel’s application for attorneys’ fees and expenses on behalf of all plaintiffs’ counsel in the Actions as well as any compensatory award for plaintiffs; and (ii) counsel for plaintiffs in the Sullivan Action and Garofalo Action shall inform the New York State Supreme Court and Delaware District Court, respectively, of the execution of this Stipulation and shall request a stay of all proceedings in those cases. The parties agree that the Settlement shall be presented to the Delaware Chancery Court, which shall administer the settlement process, and that within three (3) business days of Final Approval (as defined in Paragraph 12 below) of the Settlement, the parties to the Sullivan Action and Garofalo Action (consistent with Paragraph 34 below) shall submit appropriate papers to the New York State Supreme Court and Delaware District Court, respectively, requesting dismissal of those actions with prejudice.

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NOTICE

6. Subject to the approval of the Delaware Chancery Court, Notice of the proposed Settlement shall be provided by Revlon at its expense. Notice shall be made by mailing a notice substantially in the form attached hereto as Exhibit B to the Class in accordance with the Scheduling Order. In addition, Revlon shall: (i) file with the United States Securities and Exchange Commission a Form 8-K attaching a copy of the Notice and (ii) post the Notice on the Company’s website. Counsel for Revlon shall, at least ten (10) business days before the Settlement Hearing (as defined below), file with the Delaware Chancery Court an appropriate affidavit with respect to the preparation, mailing and posting of the Notice.

ORDER AND FINAL JUDGMENT

7. If the Settlement (including any modification made with the consent of the parties as provided for herein) is approved by the Delaware Chancery Court following a hearing (the “Settlement Hearing”) as being fair, reasonable, adequate and in the best interests of the Class, the parties shall jointly request that the Delaware Chancery Court enter an order and final judgment (the “Order and Final Judgment”) substantially in the form attached hereto as Exhibit C.

8. The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Consolidated Action with prejudice, and the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal,

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state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of plaintiffs in the Consolidated Action or any member of the Class, whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against Defendants, Wolfe, Santagati, or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which the Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the “Settled Claims”); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

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9. The Order and Final Judgment shall bar and release any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions.

CONDITIONS OF SETTLEMENT

10. Defendants deny and continue to deny that they have committed or aided and abetted the commission of any unlawful or wrongful acts alleged in the Consolidated Action, Sullivan Action, Garofalo Action and Smutek Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary duties and other legal duties. Defendants are entering into this Stipulation solely because the proposed Settlement will eliminate the burden and expense of further litigation.

11. Plaintiffs and their counsel in the Actions believe Defendants would assert significant legal and factual defenses to the claims made in the Actions. Plaintiffs and their counsel in the Actions also took into consideration the strengths and weaknesses of their claims. Based on these considerations, plaintiffs and their counsel in the Actions determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of plaintiffs in the Actions and all members of the proposed Class.

12. The Settlement is conditioned upon, and effective upon, the fulfillment of each of the following (the “Effective Date”):

(i) the Settlement becoming final (“Final Approval”) upon the completion of: (a) negotiation and execution of this Stipulation and any related documentation; (b) approval of the Settlement, entry of the Order and Final Judgment, and dismissal with prejudice of the Consolidated Action in substantially the form attached hereto as Exhibit C, without the award of any damages, costs, or fees, except as specifically provided in this Stipulation and approved by

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the Delaware Chancery Court; (c) the inclusion in the Order and Final Judgment of a provision enjoining all members of the Class (which includes plaintiffs in the Sullivan Action and Garofalo Action) from asserting any of the Settled Claims; and (d) such Order and Final Judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise;

(ii) dismissal with prejudice of the Sullivan Action and Garofalo Action, which dismissals are finally affirmed on appeal, or are not subject to appeal (or further appeal) by lapse of time or otherwise; and

(iii) negotiation and execution of the settlement stipulation in the Smutek Action and any related documentation, approval of the settlement in the Smutek Action by the Delaware District Court, entry of an order and final judgment in the Smutek Action, which order and final judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise, and dismissal with prejudice of the Smutek Action.

13. Each of the Defendants shall have the right to withdraw from the Settlement in the event that any claims related to the Settled Claims are commenced or prosecuted against any of the Released Persons (as defined in Paragraph 8 above) in any court prior to Final Approval (as defined in Paragraph 12 above) of the Settlement and (following a motion by Defendants) such claims are not dismissed with prejudice or stayed in contemplation of dismissal. In the event such claims are commenced, plaintiffs in the Actions and Defendants agree to cooperate and use their reasonable best efforts to secure the dismissal (or a stay in contemplation of dismissal following Final Approval of the Settlement) thereof.

14. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval, as defined in Paragraph 12 above, for any reason. In any such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the

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parties with respect to the Actions or the Smutek Action or to entitle any party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement; provided, however, that Revlon shall be responsible for paying the costs of providing the Notice to the Class regardless of whether the Settlement is approved.

15. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of plaintiffs or Defendants with respect to the Actions or the Smutek Action, including the right of Defendants to oppose the certification of the Class (or any sub-class thereof), or any other class, in any future proceedings; nor shall they be deemed a presumption, concession, or admission by plaintiffs or any of the Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Actions, the Smutek Action, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, the Smutek Action, or any other action or proceeding.

ATTORNEYS’ FEES

16. Delaware Lead Counsel, on behalf of all counsel for plaintiffs in the Actions, intends to apply to the Delaware Chancery Court for an award of attorneys’ fees and expenses for the benefit obtained on behalf of the Class, and the Fidelity Settlement and the Archview Settlement. Defendants reserve the right to oppose the award of attorneys’ fees and expenses based on such application, except that Defendants will not base any opposition to the award of fees and expenses based on the Fidelity Settlement and Archview Settlement on the ground that Fidelity and Archview are not members of the Class as defined herein. The award of attorneys’ fees and expenses to any plaintiffs’ counsel in the Actions is expressly contingent upon all of the

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conditions in Paragraph 12 above being met. Delaware Lead Counsel also intends to seek compensatory awards for certain of the plaintiffs. Payment of attorneys’ fees and expenses, and any compensatory awards, will be made within ten (10) business days of the Effective Date. Any amounts of attorneys’ fees and expenses and/or compensatory awards for plaintiffs that are awarded by the Delaware Chancery Court on the basis of the benefit represented by the Settlement Payment shall be paid exclusively from the Settlement Payment. While plaintiffs and their counsel will be seeking fees from Fidelity and Archview for the benefits they believe they have achieved in connection with, respectively, the Fidelity Settlement and the Archview Settlement, they expressly acknowledge that they will not seek from Defendants, directly or indirectly, payment of any fees awarded by the Delaware Chancery Court on the basis of the purported benefits represented by the Fidelity Settlement and the Archview Settlement, that they will seek payment of any such fees only from Fidelity and Archview, that Defendants shall not be liable to plaintiffs or their counsel for any such fee award, and that plaintiffs in the Actions and their counsel expressly waive any right to receive such fees from Defendants. For avoidance of doubt, any efforts by plaintiffs and their counsel to obtain fees from Fidelity and Archview shall not be deemed to be seeking or receiving from Defendants the direct or indirect payment of fees. Except as provided in this Stipulation, Defendants shall bear no other expenses, costs, damages or fees incurred by plaintiffs in any of the Actions, by any member of the Class, or any of their respective attorneys, experts, advisors, agents, or representatives. Delaware Lead Counsel’s application for an award of attorneys’ fees and expenses, and any compensatory award for plaintiffs in any of the Actions, will be the exclusive application for any such fees, expenses and awards, and counsel for plaintiffs in the Sullivan Action and Garofalo Action will not make separate applications for any attorneys’ fees and expenses, or compensatory awards for plaintiffs in the Consolidated Action, Sullivan Action or Garofalo Action. Defendants shall have no

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responsibility for, or liability with respect to, the allocation among any counsel for any plaintiff of any award of attorneys’ fees and expenses that the Delaware Chancery Court may make, and Defendants take no position with respect to such matters. Any disputes among counsel for any plaintiff with respect to the allocation of any award of attorneys’ fees and expenses shall be made to the Delaware Chancery Court.

17. Any failure of the Delaware Chancery Court to approve a request for attorneys’ fees and expenses in whole or in part shall not affect the remainder of the Settlement.

EFFECT OF RELEASES

18. The Order and Final Judgment shall provide that the releases in Paragraphs 8 and 9 above shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing Persons’ decisions to enter into the releases or the Settlement. Additionally, plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims, but that it is the intention of plaintiffs in the Actions, and by operation of law the intention of the members of the Class, to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons in

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entering into this Stipulation. “Unknown Claims” means any claim that plaintiffs in the Actions or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval of the Settlement (as defined in Paragraph 12 above), plaintiffs in the Actions shall expressly and each member of the Class shall be deemed to have, and by operation of the Order and Final Judgment by the Delaware Chancery Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

19. Plaintiffs in the Actions acknowledge, and the members of the Class shall be deemed by operation of the entry of an order and final judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Defendants in entering into the Settlement.

BEST EFFORTS

20. Plaintiffs in the Actions, Defendants, and their attorneys agree to cooperate fully with one another in seeking the Delaware Chancery Court’s approval of this Stipulation and the Settlement, and to use their best efforts to effect, take, or cause to be taken all actions, and to do,

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or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement), and the dismissal of the Actions with prejudice and without costs, fees or expenses to any party (except as provided for by Paragraph 16 above).

EXTENSIONS OF TIME

21. Plaintiffs in the Actions and Defendants may agree to reasonable extensions of time in order to carry out any provisions of this Stipulation.

STAY OF PROCEEDINGS

22. Pending Final Approval of the Settlement, the parties in the Actions agree to stay their respective proceedings and not to initiate any other proceedings other than those incident to the Settlement itself.

23. Pending final determination of whether the Settlement should be approved, plaintiffs in the Actions and all members of the Class are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons.

24. If any action that would be barred by the releases contemplated by the Settlement is commenced against any of the parties to this Stipulation in any court prior to the Settlement being fully approved by the Delaware Chancery Court, the parties will collectively in good faith seek the dismissal or stay of such action. If any such motion to dismiss such action is not granted or if any such motion to stay such action is not granted in contemplation of dismissal after approval of the Settlement contemplated hereby, any Defendant may at his, her or its sole option, prior to the Settlement Hearing conducted by the Delaware Chancery Court, withdraw from the Settlement. In such a circumstance, the Settlement will be null and void.

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STIPULATION NOT AN ADMISSION

25. The provisions contained in this Stipulation and the Settlement Payment described in Paragraph 1 above shall not be deemed a presumption, concession, or admission by any of the Defendants in the Actions or the Smutek Action of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Actions or the Smutek Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions or the Smutek Action, or in any other action or proceeding, whether civil, criminal, or administrative, except that: (i) this Stipulation and/or its exhibits may be filed in any litigation or judicial proceeding to enforce the terms of the Settlement or to enforce the dismissals of the Sullivan Action and Garofalo Action; and (ii) Defendants may file, cite and/or refer to this Stipulation and/or the Order and Final Judgment in related litigation as evidence of the Settlement, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

26. In the event that (i) the Delaware Chancery Court declines, in any material respect (except for a disallowance or modification of the fees and/or expenses sought by Delaware Lead Counsel), to enter the Order and Final Judgment provided for in this Stipulation and any one of the parties hereto fails to consent to the entry of another form of order in lieu thereof; (ii) the Delaware Chancery Court disapproves the Settlement proposed in this Stipulation, including any amendments thereto agreed upon by all of the parties; (iii) the Delaware Chancery Court approves the Settlement proposed in this Stipulation or any amendment thereto approved by all

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of the parties, but such approval is reversed or substantially modified on appeal (except reversal or modification related only to the issue of Delaware Lead Counsel’s attorneys’ fees and/or the reimbursement of expenses) and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, this Stipulation, the Settlement proposed in this Stipulation (including any amendments thereof), and any actions taken or to be taken with respect to the Settlement proposed in this Stipulation and the Order and Final Judgment to be entered shall be of no further force or effect and shall be null and void, and shall be without prejudice to any of the parties hereto, who shall be restored in all respects to their respective positions existing prior to the execution of this Stipulation, except that Revlon shall not be entitled to reimbursement of sums expended pursuant to Paragraph 6 above. For purposes of this provision, a disallowance or modification by the Delaware Chancery Court of the attorneys’ fees and/or expenses sought by Delaware Lead Counsel shall not be deemed an amendment, modification or disapproval of the Settlement or the Order and Final Judgment.

COVENANT NOT TO SUE

27. Upon Final Approval of the Settlement, each member of the Class covenants not to sue, and each member of the Class shall be barred from suing, any Defendant or any other Released Person for any Settled Claim.

ENTIRE AGREEMENT; AMENDMENTS

28. This Stipulation constitutes the entire agreement among the parties in the Actions with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the signatories hereto.

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COUNTERPARTS

29. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile or electronic mail, and as so executed shall constitute one agreement.

GOVERNING LAW

30. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

SUCCESSORS AND ASSIGNS

31. This Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the parties and their respective agents, executors, heirs, successors, affiliates and assigns.

REPRESENTATION AND WARRANTY

32. Each plaintiff in the Actions and his counsel represent and warrant that (i) the plaintiff is or was a Revlon Class A Common stockholder who falls within the definition of Class as defined in Paragraph 3 above, and (ii) none of the plaintiffs’ claims or causes of action referred to in any of the complaints in the Actions or this Stipulation, or any claims the plaintiffs could have alleged, have been assigned, encumbered, or in any manner transferred in whole or in part.

AUTHORITY

33. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

SULLIVAN ACTION AND GAROFALO ACTION

34. Counsel for the plaintiffs in the Sullivan Action and Garofalo Action shall seek dismissal with prejudice of the Sullivan Action and Garofalo Action within three (3) business days of the date of Final Approval, as defined in Paragraph 12 above, substantially in the form attached hereto as Exhibits D and E.

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Dated: October 8, 2012

RICHARDS, LAYTON & FINGER, P.A. /s/ Raymond J. DiCamillo	SMITH KATZENSTEIN & JENKINS, LLP /s/ David A. Jenkins
Raymond J. DiCamillo (#3188) Kevin M. Gallagher (#5337) 920 North King Street Wilmington, Delaware 19801 (302) 651-7700	Robert J. Katzenstein (#378) David A. Jenkins (#932) 800 Delaware Avenue Suite 1000 Wilmington, Delaware 19801 (302) 652-8400

GIBSON, DUNN & CRUTCHER LLP /s/ Marshall R. King	Co-Lead Counsel for Plaintiffs in the Consolidated Action
Lawrence Zweifach Marshall R. King 200 Park Avenue, 47th Floor New York, New York 10166 (212) 351-4000 Counsel for Defendants Bernikow, Bohan, Feldberg, Jordan, Lee, Mellon, and Seifert

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP	HARWOOD FEFFER LLP
/s/ Thomas J. Allingham II	/s/ Robert I. Harwood
Thomas J. Allingham II (#476) Alyssa S. O’Connell (#4351) One Rodney Square P.O. Box 636 Wilmington, Delaware 19899 (302) 651-3000 Counsel for Defendants Ennis, Kennedy, and Revlon, Inc.	Robert I. Harwood Samuel K. Rosen 488 Madison Avenue New York, New York 10022 (212) 935-7400 Co-Lead Counsel for Plaintiffs in the Consolidated Action

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BOUCHARD MARGULES & FRIEDLANDER, P.A. /s/ Andre G. Bouchard	LAW OFFICES OF CURTIS V. TRINKO, LLP /s/ Curtis V. Trinko
Andre G. Bouchard (#2504) Jamie L. Brown (#5551) 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801 (302) 573-3500	Curtis V. Trinko Jennifer E. Traystman 16 West 46th Street 7th Floor New York, New York 10036 (212) 490-9550

WACHTELL, LIPTON, ROSEN & KATZ /s/ William Savitt	Co-Lead Counsel for Plaintiffs in the Consolidated Action
William Savitt 51 West 52nd Street New York, New York 10019 (212) 403-1000 Counsel for Defendants Perelman, Schwartz, and MacAndrews & Forbes Holdings Inc.

BRAGAR EAGEL & SQUIRE, P.C. /s/ Raymond A. Bragar	BIGGS & BATTAGLIA /s/ Robert D. Goldberg
Raymond A. Bragar 888 Third Ave., Suite 3040 New York, New York 10022 (212) 308-5858 Counsel for Plaintiff in the Sullivan Action	Robert D. Goldberg (#631) 921 Orange Street P.O. Box 1489 Wilmington, Delaware 19899 (302) 655-9677 Counsel for Plaintiff in the Garofalo Action BERGER & MONTAGUE, P.C. /s/ Robin Switzenbaum
Lawrence Deutsch Robin Switzenbaum Glen L. Abramson Shauna Itri 1622 Locust Street Philadelphia, Pennsylvania 19103 (215) 875-3062 Counsel for Plaintiff in the Garofalo Action

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Exhibit A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE REVLON, INC. SHAREHOLDERS LITIGATION	Consol. C.A. No. 4578-VCL

SCHEDULING ORDER

Plaintiffs, by plaintiffs’ Delaware lead counsel (“Delaware Lead Counsel”) (Smith Katzenstein & Jenkins, LLP, Harwood Feffer LLP, and the Law Offices of Curtis V. Trinko, LLP), and defendants Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, Inc. (“Revlon” or the “Company”), and MacAndrews & Forbes Holdings Inc. (collectively, “Defendants” and, together with plaintiffs, the “Parties”), having applied pursuant to Delaware Court of Chancery Rule 23 for an order approving the proposed settlement of the above-captioned consolidated class action (the “Consolidated Action”) and determining certain matters in connection with the proposed settlement of the Consolidiated Action (the “Settlement”) and for dismissal of the Consolidated Action with prejudice, in accordance with the terms and conditions of the Stipulation and Agreement of Compromise, Settlement and Release entered into by the Parties and dated October 8, 2012 (with the exhibits thereto, the “Stipulation”);

NOW, upon consent of the Parties, after review and consideration of the Stipulation filed with the Delaware Court of Chancery (the “Court”) and the exhibits annexed thereto, and after due deliberation,

IT IS HEREBY ORDERED this             day of             , 2012, that:

1. This Scheduling Order incorporates by reference the definitions in the Stipulation, and unless defined herein, capitalized words and terms shall have the same meaning as they have in the Stipulation.

2. For purposes of the proposed Settlement only, and preliminarily for purposes of this Scheduling Order, the Consolidated Action shall be maintained and proceed as a non opt-out class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), by plaintiffs Edward S. Gutman and Lawrence Corneck (“Plaintiffs”) as class representatives, on behalf of the following class (the “Class”): record and beneficial holders of Revlon Class A Common Stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held shares of Revlon Class A Common Stock at any time between and including August 10, 2009 and October 8, 2009, including, but not limited to, stockholders who tendered shares in the Exchange Offer, but excluding: (i) Fidelity Management & Research Company (“FMR Co.”) and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve

Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.); and (vi) Defendants, any Revlon officers and directors identified in Revlon’s 2009 Annual Report who would otherwise be part of the class, and members of MacAndrews & Forbes management who participated in the Exchange Offer.

3. A hearing shall be held on             , 2012 at             .m., by the Court, in the Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”) to:

i.	determine whether the Class as defined above should be certified;

ii.	determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class;

iii.	determine whether an Order and Final Judgment should be entered pursuant to the Stipulation, dismissing the Consolidated Action;

iv.	determine whether Plaintiffs and Delaware Lead Counsel have adequately represented the Class;

v.	consider Delaware Lead Counsel’s application for an award of attorneys’ fees and expenses on behalf of all plaintiffs’ counsel in the Actions as well as any compensatory award for plaintiffs (the “Fee Application”);

vi.	consider any objections to the proposed Settlement or Fee Application; and

vii.	rule on such other matters as the Court may deem appropriate.

4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the Fee Application, without further notice of any kind to the Class other than oral announcement at the Settlement Hearing or any adjournment thereof.

5. The Court reserves the right to approve the proposed Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Class.

6. The Court approves, in form and content, the Notice and Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the “Notice”) substantially in the form attached to the Stipulation as Exhibit B, which shall be mailed to all stockholders of record at any time between and including August 10, 2009 and October 8, 2009, consistent with the Class definition in the manner set forth herein.

7. Within twenty (20) business days after the date of this Scheduling Order, Revlon shall cause a copy of the Notice to be mailed by first-class mail to all stockholders of record at any time between and including August 10, 2009 and October 8, 2009, consistent with the Class definition at their last known address appearing in the stock transfer records maintained by or on behalf of Revlon. All record holders who were not the beneficial holders of the shares of Revlon Class A Common Stock are directed to forward the Notice to the beneficial holders of those shares. Revlon shall use reasonable efforts to give notice to beneficial holders of Revlon’s Class A Common Stock by making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial holders. Revlon shall also file with the United States Securities and Exchange Commission a Form 8-K

attaching a copy of the Notice and post the Notice on the Company’s website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading “In re Revlon, Inc. Shareholders Litigation Class Action Settlement Notice.” A copy of the Form 8-K attaching the Notice will be available on Revlon’s website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading “SEC Filings.”

8. Counsel for Revlon shall, at least ten (10) business days prior to the Settlement Hearing described herein, file with the Court proof (by affidavit or declaration) of compliance with the Notice procedures set forth in Paragraph 7 above.

9. The form and method of the Notice specified in this Scheduling Order: (i) constitutes the best notice practicable under the circumstances to apprise members of the Class of the pendency of the Consolidated Action, the effect of the proposed Settlement (including the nature and scope of the releases contained therein) and their rights to object to the proposed Settlement and appear at the Settlement Hearing; (ii) constitutes due, adequate and sufficient notice to all persons and entities entitled to receive notice of the Settlement; and (iii) satisfies the requirements of the United States Constitution (including the Due Process Clause), Delaware Court of Chancery Rule 23 and all other applicable law and rules.

10. All proceedings in the Consolidated Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of the Court. Pending final determination of whether the Settlement should be approved, Plaintiffs, and all members of the Class, are barred and enjoined from commencing or prosecuting any action asserting either directly, representatively, derivatively or in any other capacity any Settled Claims (as defined in the Stipulation).

11. Any member of the Class who objects to the proposed Settlement, the Order and Final Judgment to be entered in the Consolidated Action, and/or the Fee Application, or who otherwise wishes to be heard, may appear in person or by such member’s attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by Order of the Court for good cause shown, no person or entity shall be heard and no papers, briefs, pleadings or other documents submitted by any person or entity shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person or entity files with the Register in Chancery and serves upon counsel listed below: (i) a written notice of intention to appear, identifying the name, address and telephone number of the objector and, if represented, the objector’s counsel; (ii) a signed written statement by the objector of such objector’s objections to any matters before the Court; (iii) the grounds for such objections and the reasons that such objector desires to appear and be heard; (iv) proof of membership in the Class, including a listing of all transactions in Revlon Class A Common Stock between and including August 10, 2009 and October 8, 2009; and (v) all documents and writings such objector desires the Court to consider. Such filings shall be served upon the following counsel:

Robert J. Katzenstein David A. Jenkins Smith Katzenstein & Jenkins, LLP 800 Delaware Avenue Suite 1000 Wilmington, Delaware 19801

William Savitt Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019

Thomas J. Allingham II Alyssa S. O’Connell Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899

Lawrence Zweifach Marshall R. King Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166

Such papers must also be filed with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, Delaware 19801.

12. Unless the Court otherwise directs, no person or entity shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and Delaware Lead Counsel, any award of attorneys’ fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described in Paragraph 11 above. Any person or entity who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in the Consolidated Action or any other action or proceeding.

13. The Parties shall file any papers, including memoranda or briefs, in response to any objections no later than five (5) business days prior to the Settlement Hearing.

14. Delaware Lead Counsel shall file and serve papers in support of approval of the proposed Settlement and their Fee Application no later than twenty (20) business days prior to the Settlement Hearing, with any objections by Defendants to the Fee

Application filed and served no later than ten (10) business days prior to the Settlement Hearing; if reply papers are necessary, they are to be filed and served no later than three (3) business days prior to the Settlement Hearing.

15. If the Court approves the proposed Settlement provided for in the Stipulation following the Settlement Hearing, the Order and Final Judgment shall be entered substantially in the form attached to the Stipulation as Exhibit C.

16. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the Parties as provided for in the Stipulation) and temporary Class certification herein and any actions taken or to be taken in connection therewith (including this Scheduling Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect, except for the obligation of Revlon to pay for any expenses incurred in connection with the Notice and administration provided for by this Scheduling Order.

17. Neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or received as evidence in the Consolidated Action or any other action or proceeding.

18. The Court may, for good cause, extend any of the deadlines set forth in this Scheduling Order without further notice to the members of the Class.

Vice Chancellor Laster

Exhibit B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE REVLON, INC. SHAREHOLDERS LITIGATION	Consol. C.A. No. 4578-VCL

NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED

SETTLEMENT OF CLASS ACTION, SETTLEMENT HEARING

AND RIGHT TO APPEAR

TO:	RECORD AND BENEFICIAL HOLDERS OF REVLON, INC. (“REVLON” OR THE “COMPANY”) CLASS A COMMON STOCK, THEIR RESPECTIVE SUCCESSORS IN INTEREST, SUCCESSORS, PREDECESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR PREDECESSORS AND SUCCESSORS AND ASSIGNS, WHO HELD SHARES OF REVLON CLASS A COMMON STOCK AT ANY TIME BETWEEN AND INCLUDING AUGUST 10, 2009 AND OCTOBER 8, 2009, INCLUDING, BUT NOT LIMITED TO, STOCKHOLDERS WHO TENDERED SHARES IN THE EXCHANGE OFFER (AS DEFINED BELOW), BUT EXCLUDING: (i) FIDELITY MANAGEMENT & RESEARCH COMPANY (“FMR CO.”) AND ITS INVESTMENT ADVISORY AFFILIATES, ALL OF WHICH ARE DIRECT OR INDIRECT SUBSIDIARIES OF FMR LLC, WHICH AT THE TIME OF THE EXCHANGE OFFER WAS THE LARGEST UNAFFILIATED REVLON STOCKHOLDER; (ii) THE FOLLOWING FUNDS ADVISED BY FMR CO. OR ITS INVESTMENT ADVISORY AFFILIATES: (a) FIDELITY SECURITIES FUND: LEVERAGED COMPANY STOCK FUND; (b) FIDELITY ADVISOR SERIES I: ADVISOR LEVERAGED COMPANY STOCK FUND; AND (c) FIDELITY ADVISOR HIGH YIELD PORTFOLIO; (iii) THE FOLLOWING INSTITUTIONAL CLIENT ACCOUNTS OR FUNDS THAT ARE ADVISED BY AN INVESTMENT ADVISORY AFFILIATE OF FMR CO.: (a) FIDELITY CANADIAN BALANCED FUND – HIGH YIELD BOND SUBACCOUNT; (b) PENSION RESERVE INVESTMENT MANAGEMENT BOARD OF MASSACHUSETTS HIGH YIELD BOND ACCOUNT; (c) GENERAL MOTORS HOURLY-RATE EMPLOYEES PENSION TRUST 7N1J (SUCCESSOR IN INTEREST); AND (d) GENERAL MOTORS SALARIED EMPLOYEES PENSION TRUST 7N1L (SUCCESSOR IN INTEREST); (iv) ARCHVIEW FUND L.P (AND ITS PREDECESSOR ENTITY, ARCHVIEW CREDIT OPPORTUNITIES FUND L.P.); (v) ARCHVIEW MASTER FUND LTD. (AND ITS PREDECESSOR ENTITY, ARCHVIEW CREDIT OPPORTUNITIES MASTER FUND LTD.); AND (vi) DEFENDANTS (AS DEFINED BELOW), ANY REVLON OFFICERS AND DIRECTORS IDENTIFIED IN REVLON’S 2009 ANNUAL REPORT WHO WOULD OTHERWISE BE PART OF THE CLASS, AND MEMBERS OF MACANDREWS & FORBES (AS DEFINED BELOW) MANAGEMENT WHO PARTICIPATED IN THE EXCHANGE OFFER (AS DEFINED BELOW) (THE “CLASS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE CONSOLIDATED ACTION (AS DEFINED BELOW) REFERRED TO IN THE CAPTION ABOVE AND CONTAINS IMPORTANT INFORMATION. YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT (AS DEFINED BELOW) APPROVES THE PROPOSED SETTLEMENT DESCRIBED BELOW, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE SETTLED CLAIMS (AS DEFINED BELOW) AGAINST THE RELEASED PERSONS (AS DEFINED BELOW). COURT APPROVAL OF THE SETTLEMENT WILL ALSO RESOLVE SIMILAR CLAIMS IN RELATED CLASS ACTIONS CAPTIONED GAROFALO v. REVLON, INC., ET AL., C.A. NO. 1:09-CV-01008-GMS (D. DEL.) AND SULLIVAN v. PERELMAN, ET AL., NO. 650257/2009 (N.Y. SUP. CT.).

IN ADDITION TO THE PROPOSED SETTLEMENT OF THE CONSOLIDATED ACTION (AS DEFINED BELOW) CAPTIONED ABOVE, REVLON WILL ISSUE OR HAS ISSUED A SEPARATE NOTICE ABOUT THE PROPOSED SETTLEMENT OF A RELATED DERIVATIVE ACTION CAPTIONED SMUTEK v. PERELMAN, ET AL., NO. 1:10-CV-00392-GMS (D. DEL.). THAT NOTICE WILL BE OR HAS BEEN POSTED ON REVLON’S WEBSITE AT WWW.REVLON.COM ON THE INVESTOR RELATIONS PAGE, WHICH CAN BE ACCESSSED THROUGH THE CORPORATE PAGE, UNDER THE HEADING “SMUTEK DERIVATIVE ACTION SETTLEMENT NOTICE.” THAT NOTICE WILL ALSO BE OR HAS BEEN ATTACHED TO A FORM 8-K FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND WILL BE AVAILABLE ON REVLON’S WEBSITE AT WWW.REVLON.COM ON THE INVESTOR RELATIONS PAGE, WHICH CAN BE ACCESSED THROUGH THE CORPORATE PAGE, UNDER THE HEADING “SEC FILINGS.”

IF YOU WERE NOT THE BENEFICIAL HOLDER OF CLASS A COMMON STOCK OF REVLON, BUT HELD SUCH STOCK FOR A BENEFICIAL HOLDER, READ THE SECTION BELOW ENTITLED “NOTICE TO PERSONS OR ENTITIES THAT HELD ON BEHALF OF OTHERS.”

The purpose of this Notice is to inform you of a proposed settlement (the “Settlement”) of the above-captioned Consolidated Action (as defined below) pending before Vice Chancellor J. Travis Laster in the Delaware Court of Chancery (the “Court” or the “Delaware Chancery Court”). This Notice also informs you of the Court’s preliminary certification of the Class for purposes of the proposed Settlement, and of your right to participate in a hearing to be held before the Court, in the Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 on             , 2012 at         .m. (the “Settlement Hearing”).

The Court has determined for purposes of the proposed Settlement only that the Consolidated Action shall be preliminarily maintained as a non opt-out class action under Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), by plaintiffs Edward S. Gutman and Lawrence Corneck (“Plaintiffs”) as Class representatives, on behalf of the Class.

The purpose of the Settlement Hearing is to: (i) determine whether the Class as defined above should be certified; (ii) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class; (iii) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation (as defined below), dismissing the Consolidated Action (as defined below); (iv) determine whether Plaintiffs and Delaware Lead Counsel (as identified below) have adequately represented the Class; (v) consider Delaware Lead Counsel’s application for an award of attorneys’ fees and expenses on behalf of all plaintiffs’ counsel in the Actions (as defined below) as well as any compensatory award for plaintiffs (the “Fee Application”); (vi) consider any objections to the proposed Settlement or Fee Application; and (vii) rule on such other matters as the Court may deem appropriate.

If you are a member of the Class, this Notice will inform you of how, if you so choose, you may enter your appearance in the Consolidated Action (as defined below) or object to the proposed Settlement or Fee Application and have your objection heard at the Settlement Hearing.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE CONSOLIDATED ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THE CONSOLIDATED ACTION.

Background and Description of the Consolidated Action

On April 20, 2009, Revlon announced that MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) proposed a merger transaction (the “Proposal”).

On April 24, 2009, plaintiff Vern Mercier filed a verified complaint against Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, MacAndrews & Forbes (collectively, “Defendants”), and now-former Revlon director Kenneth L. Wolfe (“Wolfe”) on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.) (the “Mercier Action”).

On May 1, 2009, plaintiff Arthur Jurkowitz filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.) (the “Jurkowitz Action”).

On May 4, 2009, plaintiff Stanley S. Sullivan filed a complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the New York State Supreme Court, captioned Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (the “Sullivan Action”).

Wolfe was later dismissed by plaintiff Stanley S. Sullivan from the Sullivan Action.

On May 5, 2009, plaintiff Suri Lefkowitz filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.) (the “Lefkowitz Action”).

On May 12, 2009, plaintiff T. Walter Heiser filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.) (the “Heiser Action”).

The Mercier Action, Jurkowitz Action, Lefkowitz Action and Heiser Action challenged the Proposal (collectively, the “Initial Delaware Actions”).

The Sullivan Action also challenged the Proposal.

On June 24, 2009, the Initial Delaware Actions were consolidated under the caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.).

On August 10, 2009, the Company launched a voluntary exchange offer (the “Exchange Offer”).

Following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was October 7, 2009.

On October 8, 2009, the Company consummated the Exchange Offer.

Pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer.

On October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009.

On December 21, 2009, plaintiff Edward S. Gutman filed a verified complaint on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.) (the “Gutman Action”).

On December 21, 2009, plaintiff Lawrence Corneck filed a verified complaint on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.) (the “Corneck Action”).

The Gutman Action and the Corneck Action alleged breach of fiduciary duty claims in connection with the Exchange Offer and alleged that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On December 24, 2009, an amended complaint was filed in the Sullivan Action on behalf of stockholders that participated in the Exchange Offer, alleging, among other things, that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On December 31, 2009, plaintiff John Garofalo filed a putative class action complaint on behalf of stockholders that participated in the Exchange Offer against Defendants1 in the United

[1]	Wolfe was initially named as a defendant in the Garofalo Action, but was later dismissed.

States District Court for the District of Delaware (the “Delaware District Court”) captioned Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-cv-01008-GMS (D. Del.) (the “Garofalo Action”), alleging federal and state law claims in connection with the Exchange Offer and alleging that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On January 6, 2010, an amended complaint was filed in the Initial Delaware Actions against Defendants and Wolfe, making allegations similar to those contained in the amended Sullivan Action complaint.

On January 15, 2010, the Delaware Chancery Court consolidated the Gutman Action and Corneck Action with the previously consolidated Initial Delaware Actions (the Initial Delaware Actions, Gutman Action and Corneck Action, collectively, are hereafter referred to as the “Consolidated Action”).

On March 16, 2010, the Delaware Chancery Court changed the leadership structure for plaintiffs in the Consolidated Action, appointing Smith Katzenstein & Furlow, LLP (now Smith Katzenstein & Jenkins, LLP), Harwood Feffer LLP, and the Law Offices of Curtis V. Trinko, LLP as lead counsel for plaintiffs in the Consolidated Action (“Delaware Lead Counsel”).

On March 16, 2010, the Delaware District Court appointed Berger & Montague, P.C. as lead counsel in the Garofalo Action.

On May 11, 2010, Richard Smutek, on behalf of Revlon, filed a derivative complaint against Defendants (in which Revlon was named as a nominal defendant) and current Revlon director Richard J. Santagati (“Santagati”) in the Delaware District Court captioned Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.) (the “Smutek Action”), in connection with the Exchange Offer and the alleged failure to disclose information in the Exchange Offer materials regarding the Company’s financial results for the third quarter 2009.

Plaintiff Richard Smutek later filed a voluntary dismissal of Santagati from the Smutek Action.

The complaint in the Smutek Action alleged, among other things, that Defendants’ alleged misconduct with respect to the Exchange Offer exposed Revlon to litigation such as the Garofalo Action, Gutman Action and Corneck Action, and potential damages arising therefrom.

On May 25, 2010, an amended complaint was filed in the Consolidated Action alleging breach of fiduciary duty claims in connection with the Exchange Offer and claiming that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

Wolfe was not named as a defendant in the amended complaint filed in the Consolidated Action.

The amended complaint in the Consolidated Action was brought on behalf of both stockholders who participated in the Exchange Offer and stockholders who did not participate in the Exchange Offer.

On July 9, 2010, Defendants answered the amended complaint in the Consolidated Action.

On August 16, 2010, Defendants moved to dismiss the complaint in the Smutek Action.

Defendants’ motions to dismiss the complaint in the Smutek Action are fully briefed and currently pending.

On July 29, 2011, an amended complaint was filed in the Garofalo Action.

Wolfe was not named as a defendant in the amended complaint filed in the Garofalo Action.

On January 10, 2012, Delaware Lead Counsel filed a motion for class certification, seeking certification of two subclasses: one subclass of stockholders who participated in the Exchange Offer and another subclass of stockholders who did not participate in the Exchange Offer.

B-9

On January 31, 2012, Defendants filed motions to dismiss the amended complaint in the Garofalo Action.

On March 2, 2012, the plaintiff in the Garofalo Action filed a response opposing Defendants’ motions to dismiss, and a motion alternatively seeking leave to amend and file a second amended complaint.

The motions to dismiss and amend in the Garofalo Action are fully briefed and currently pending.

Merits discovery is proceeding in the Consolidated Action.

By agreement of the parties, the plaintiff in the Garofalo Action has participated in the merits discovery proceeding in the Consolidated Action, and the plaintiff in the Sullivan Action had the opportunity to participate.

Defendants have produced tens of thousands of documents as part of merits discovery.

Delaware Lead Counsel has produced documents on behalf of Plaintiffs in the Consolidated Action.

Numerous third parties have been subpoenaed and produced documents as part of merits discovery.

Two representatives of Barclays Capital Inc., Revlon directors Debra L. Lee and Meyer Feldberg, and Wolfe have been deposed.

Defendants deposed proposed class representatives Plaintiffs Edward S. Gutman and Lawrence Corneck.

On December 6, 2010, Delaware Lead Counsel retained and thereafter consulted regularly with a financial advisor, who evaluated the claims asserted in the Actions (as defined below) and the potential settlement.

Beginning in September 2011 and continuing from time to time thereafter, Delaware Lead Counsel and counsel for Defendants discussed a potential resolution of the Consolidated Action.

In April 2012, an in-person meeting to discuss settlement of the Consolidated Action took place among multiple attorneys for plaintiffs in the Consolidated Action and multiple attorneys for Defendants.

On June 21, 2012 and July 17, 2012, Defendants reached agreements to settle claims in connection with the Exchange Offer directly with the following stockholders that had participated in the Exchange Offer and were members of the putative class on whose behalf the Actions (as defined below) have been brought: (i) FMR Co. and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest) (the entities listed in subsections (i) – (iii) are collectively referred to as “Fidelity,” and the agreement to settle claims with Fidelity is collectively referred to as the “Fidelity Settlement”); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); and (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.) (the entities listed in subsections (iv) – (v) are collectively referred to as “Archview,” and the agreement to settle claims with Archview is collectively referred to as the “Archview Settlement”).

At the end of June, Delaware Lead Counsel and counsel for Defendants commenced more intensive settlement discussions.

In July 2012, counsel in the Garofalo Action separately initiated settlement discussions with counsel for Defendants, to which counsel for Defendants did not respond substantively.

In July 2012 and August 2012, Delaware Lead Counsel negotiated with counsel for plaintiffs in the Sullivan Action, Garofalo Action and Smutek Action concerning a potential resolution of their actions.

On August 10, 2012, at the conclusion of the negotiations between counsel for Defendants and Delaware Lead Counsel, the parties to all the actions identified above reached a comprehensive agreement in principle providing for the settlement of the actions.

Those extensive negotiations and discussions led to the execution of a Stipulation and Agreement of Compromise, Settlement and Release (with the exhibits thereto, the “Stipulation”) on October 8, 2012 for the settlement of the Consolidated Action, Sullivan Action and Garofalo Action (collectively, the “Actions”), and the execution of a stipulation to be filed with the Delaware District Court for the settlement of the Smutek Action.

In deciding to pursue a settlement, Delaware Lead Counsel specifically evaluated the claims brought on behalf of stockholders who did not participate in the Exchange Offer, and concluded, after discussion with their financial advisor, that stockholders who did not participate in the Exchange Offer were not damaged as a result of the Exchange Offer.

Counsel for plaintiff in the Garofalo Action have represented that they performed a damages analysis with their in-house expert, who evaluated the tendering stockholders’ claims asserted in the Actions and the potential settlement.

On             , the Court entered a scheduling order providing for, among other things, the scheduling of the Settlement Hearing; the temporary certification, for settlement purposes only, of the non opt-out Class; a stay of the Consolidated Action pending a hearing on the proposed Settlement; and an injunction against the commencement or prosecution of any action by any member of the Class asserting any of the Settled Claims (as defined below) subject to the Settlement of the Consolidated Action.

Reasons for the Settlement

Plaintiffs and Delaware Lead Counsel have concluded that a settlement of the Settled Claims (as defined below), based upon the terms contained in the Stipulation, is preferable to continued litigation. On the basis of information available to them, including publicly available information, the discovery described herein, and consultations with independent financial advisors, and, in consideration of the strengths and weaknesses of their claims, Delaware Lead Counsel has determined that the Settlement described herein is fair, reasonable, adequate and in the best interests of the Class.

Each of the Defendants has denied, and continues to deny, all allegations of wrongdoing, fault, liability or damage to Plaintiffs and the Class and otherwise deny that they engaged in any wrongdoing or committed any violation of law or breach of duty and believe that they acted properly at all times, but wish to settle the Consolidated Action on the terms and conditions stated in the Stipulation in order to eliminate the burden and expense of further litigation and to put the Settled Claims (as defined below) to be released to rest finally and forever.

Settlement Terms

In consideration for the full settlement and release of all Settled Claims (as defined below) against all Released Persons (as defined below) and the dismissal with prejudice of the Actions, Defendants will cause to be paid to the Class a total settlement payment of $9,231,303 (the “Settlement Payment”), which shall be deposited into an account to be designated by Delaware Lead Counsel within ten (10) business days of the Effective Date (as defined below).

1,678,834 shares of Class A Common Stock were tendered into the Exchange Offer by members of the Class. If you participated in the Exchange Offer, you are entitled to a financial award, which would be paid out of the Settlement Payment. The Settlement Payment, less any court-approved fees, expenses and compensatory awards, will be distributed pro rata to the 1,678,834 shares. Thus, to estimate your recovery, you will need to divide the number of shares you tendered by the total number of shares tendered by the Class members (1,678,834), and multiply the result by the Settlement Payment, net of fees, expenses and compensatory awards. If you did not participate in the Exchange Offer, you are not entitled to a financial award from the Settlement Payment.

The Settlement is conditioned upon, and effective upon, the fulfillment of each of the following (the “Effective Date”):

(i) the Settlement becoming final (“Final Approval”) upon the completion of: (a) negotiation and execution of the Stipulation and any related documentation; (b) approval of the Settlement, entry of the Order and Final Judgment, and dismissal with prejudice of the Consolidated Action in substantially the form attached to the Stipulation, without the award of any damages, costs, or fees, except as specifically provided in the Stipulation and approved by the Delaware Chancery Court; (c) the inclusion in the Order and Final Judgment of a provision enjoining all members of the Class (which includes plaintiffs in the Sullivan Action and Garofalo Action) from asserting any of the Settled Claims (as defined below); and (d) such Order and Final Judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise;

(ii) dismissal with prejudice of the Sullivan Action and Garofalo Action, which dismissals are finally affirmed on appeal, or are not subject to appeal (or further appeal) by lapse of time or otherwise; and

(iii) negotiation and execution of the settlement stipulation in the Smutek Action and any related documentation, approval of the settlement in the Smutek Action by the Delaware District Court, entry of an order and final judgment in the Smutek Action, which order and final judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise, and dismissal with prejudice of the Smutek Action.

The Settlement Hearing

The Settlement Hearing shall be held on             , 2012 at         .m., by the Court in the Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to: (i) determine whether the Class as defined above should be certified; (ii) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class; (iii) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation, dismissing the Consolidated Action; (iv) determine whether Plaintiffs and Delaware Lead Counsel have adequately represented the Class; (v) consider the Fee Application; (vi) consider any objections to the proposed Settlement or Fee Application; and (vii) rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the Fee Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court has reserved the right to approve the proposed Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Class.

Right To Appear and Object

Any member of the Class who objects to the proposed Settlement, the Order and Final Judgment to be entered in the Consolidated Action, and/or the Fee Application, or who otherwise wishes to be heard, may appear in person or by such member’s attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by Order of the Court for good cause shown, no person or entity shall be heard and no papers, briefs, pleadings or other documents submitted by any person or entity shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person or entity files with the Register in Chancery and serves upon counsel listed below: (i) a written notice of intention to appear, identifying the name, address and telephone number of the objector and, if represented, the objector’s counsel; (ii) a signed written statement by the objector of such objector’s objections to any matters before the Court; (iii) the grounds for such objections and the reasons that such objector desires to appear and be heard; (iv) proof of membership in the Class, including a listing of all transactions in Revlon Class A Common Stock between and including August 10, 2009 and October 8, 2009; and (v) all documents and writings such objector desires the Court to consider. Such filings shall be served upon the following counsel:

Robert J. Katzenstein

David A. Jenkins

Smith Katzenstein & Jenkins, LLP

800 Delaware Avenue

Suite 1000

Wilmington, Delaware 19801

William Savitt

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Thomas J. Allingham II

Alyssa S. O’Connell

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899

Lawrence Zweifach

Marshall R. King

Gibson, Dunn & Crutcher LLP

200 Park Avenue, 47th Floor

New York, New York 10166

Such papers must also be filed with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, Delaware 19801.

Unless the Court otherwise directs, no person or entity shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and Delaware Lead Counsel, any award of attorneys’ fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person or entity who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in the Consolidated Action or any other action or proceeding. Any member of the Class who does not object to the Settlement or the request by Delaware Lead Counsel for an award of attorneys’ fees and expenses (as described below) or to any other matter stated above need not do anything.

The Order and Final Judgment

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the parties to the Consolidated Action will ask the Court to enter the Order and Final Judgment, which will, among other things:

i.	approve the Settlement as fair, reasonable, adequate and in the best interests of the Class and direct consummation of the Settlement in accordance with its terms and conditions;

ii.	certify the Class as a non opt-out class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and designate Plaintiffs in the Consolidated Action as the Class representatives with Delaware Lead Counsel as Class counsel;

iii.	determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice;

iv.	dismiss the Consolidated Action with prejudice on the merits and grant the releases more fully described below in accordance with the terms and conditions of the Stipulation;

v.	permanently bar and enjoin Plaintiffs and all members of the Class from instituting, commencing or prosecuting any of the Settled Claims (as defined below against any of the Released Persons (as defined below); and

vi.	award attorneys’ fees and expenses to Delaware Lead Counsel in the Consolidated Action on behalf of all plaintiffs’ counsel in the Actions.

Releases

The parties have submitted the Settlement to the Court for approval. The Stipulation provides that upon approval of the Settlement and in consideration of the benefits provided by the Settlement:

(i) The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Consolidated Action with prejudice, and the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of plaintiffs in the Consolidated Action or any member of the Class, whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against Defendants, Wolfe, Santagati, or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which the Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the “Settled Claims”); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

(ii) The Order and Final Judgment shall bar and release any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions.

(iii) These releases shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing Persons’ decisions to enter into the releases or the Settlement. Additionally, plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims, but that it is the intention of plaintiffs in the Actions, and by operation of law the intention of the members of the Class, to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that

“Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons in entering into the Stipulation. “Unknown Claims” means any claim that plaintiffs in the Actions or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval of the Settlement (as defined above), plaintiffs in the Actions shall expressly and each member of the Class shall be deemed to have, and by operation of the Order and Final Judgment by the Delaware Chancery Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Sullivan Action and Garofalo Action

Counsel for plaintiffs in the Sullivan Action and Garofalo Action shall seek dismissal with prejudice of the Sullivan Action and Garofalo Action within three (3) business days of the date of Final Approval of the Settlement (as defined above).

Application for Attorneys’ Fees and Expenses

Delaware Lead Counsel, on behalf of all counsel for plaintiffs in the Actions, intends to apply to the Delaware Chancery Court for an award of attorneys’ fees and expenses for the benefit obtained on behalf of the Class, and the Fidelity Settlement and the Archview Settlement. Defendants reserve the right to oppose the award of attorneys’ fees and expenses based on such application, except that Defendants will not base any opposition to the award of fees and expenses based on the Fidelity Settlement and Archview Settlement on the ground that Fidelity and Archview are not members of the Class as defined herein. The award of attorneys’ fees and expenses to any plaintiffs’ counsel in the Actions is expressly contingent upon all of the conditions comprising the Effective Date (as defined above) being met. Delaware Lead Counsel also intends to seek compensatory awards for certain of the plaintiffs. Payment of attorneys’ fees and expenses, and any compensatory awards, will be made within ten (10) business days of the Effective Date (as defined above). Any amounts of attorneys’ fees and expenses and/or compensatory awards for plaintiffs that are awarded by the Delaware Chancery Court on the basis of the benefit represented by the Settlement Payment shall be paid exclusively from the Settlement Payment. While plaintiffs and their counsel will be seeking fees from Fidelity and Archview for the benefits they believe they have achieved in connection with, respectively, the Fidelity Settlement and the Archview Settlement, they expressly acknowledge that they will not seek from Defendants, directly or indirectly, payment of any fees awarded by the Delaware Chancery Court on the basis of the purported benefits represented by the Fidelity Settlement and the Archview Settlement, that they will seek payment of any such fees only from Fidelity and Archview, that Defendants shall not be liable to plaintiffs or their counsel for any such fee award, and that plaintiffs in the Actions and their counsel expressly waive any right to receive such fees from Defendants. For avoidance of doubt, any efforts by plaintiffs and their counsel to obtain fees from Fidelity and Archview shall not be deemed to be seeking or receiving from Defendants the direct or indirect payment of fees. Except as provided in the Stipulation, Defendants shall bear no other expenses, costs, damages or fees incurred by plaintiffs in any of the Actions, by any member of the Class, or any of their respective attorneys, experts, advisors, agents, or representatives. Delaware Lead Counsel’s application for an award of attorneys’ fees and expenses, and any compensatory award for plaintiffs in any of the Actions, will be the exclusive application for any such fees, expenses and awards, and counsel for plaintiffs in the Sullivan Action and Garofalo Action will not make separate applications for any attorneys’ fees and expenses, or compensatory awards for plaintiffs in the Consolidated Action, Sullivan Action or Garofalo Action. Defendants shall have no responsibility for, or liability with respect to, the allocation among any counsel for any plaintiff of any award of attorneys’ fees and expenses that the Delaware Chancery Court may make, and Defendants take no position with respect to such matters. Any disputes among counsel for any plaintiff with respect to the allocation of any award of attorneys’ fees and expenses shall be made to the Delaware Chancery Court.

Any failure of the Delaware Chancery Court to approve a request for attorneys’ fees and expenses in whole or in part shall not affect the remainder of the Settlement.

Notice to Persons or Entities That Held Ownership on Behalf of Others

Brokerage firms, banks and/or other persons or entities that are members of the Class in their capacities as record holders, but not as beneficial holders, are requested to promptly send this Notice to all of their respective beneficial holders. If additional copies of this Notice are needed for forwarding to such beneficial holders, any requests for such copies or provision of a list of names and mailing addresses of beneficial holders may be made to:

[Notice Administrator’s Name And Contact Information To Be Inserted]

Scope of this Notice and Additional Information

The foregoing description of the Settlement Hearing, the Consolidated Action, the terms of the proposed Settlement and other matters described herein do not purport to be comprehensive. For a more detailed statement of the Settlement, you may review a copy of the

Stipulation on file with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, Delaware 19801 during regular business hours or contact Delaware Lead Counsel as follows:

Robert J. Katzenstein

David A. Jenkins

Smith Katzenstein & Jenkins, LLP

800 Delaware Avenue

Suite 1000

Wilmington, Delaware 19801

(302) 652-8400

For a more detailed statement of the matters involved in these proceedings, you may also review the files at the Register in Chancery during regular business hours or contact Delaware Lead Counsel. PLEASE DO NOT WRITE OR CALL THE COURT OR REGISTER IN CHANCERY. Inquiries or comments about the Settlement may be directed to the attention of Delaware Lead Counsel.

Dated:                     , 2012

BY ORDER OF THE COURT

/s/

Exhibit C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE REVLON, INC. SHAREHOLDERS LITIGATION	Consol. C.A. No. 4578-VCL

ORDER AND FINAL JUDGMENT

The Stipulation and Agreement of Compromise, Settlement and Release, dated October 8, 2012 (with exhibits thereto, the “Stipulation”), of the above consolidated class action (the “Consolidated Action”), and the settlement contemplated thereby (the “Settlement”) having been presented at the settlement hearing on             (the “Settlement Hearing”), pursuant to the scheduling order entered in the Consolidated Action on             (the “Scheduling Order”), which Stipulation was entered into by plaintiffs in the Consolidated Action, through plaintiffs’ Delaware Lead Counsel (as identified in Paragraph 4(v) below) and by defendants Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, Inc. (“Revlon” or the “Company”)), and MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) (collectively, “Defendants” and, together with plaintiffs, the “Parties”), through their counsel; and the Delaware Court of Chancery (the “Court”) having determined that notice of said hearing was given to the Class (as defined in Paragraph 4(iv) below) in accordance with the Scheduling Order and that said notice was adequate and sufficient; and the Parties having appeared by their attorneys of record; and the attorneys for the respective Parties having been heard in support of the Settlement of the Conslidated Action, and an opportunity to be heard having been given to all other persons or entities desiring to be heard as provided in the Notice (as defined in Paragraph 1 below); and the entire matter of the Settlement having been considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this             day of             , 2012 as follows:

1. This Order and Final Judgment incorporates and makes part hereof: (i) the Stipulation filed with the Court on             , 2012; and (ii) the Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the “Notice”) filed with the Court on             , 2012.

2. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and unless defined herein, capitalized words and terms shall have the same meaning as they have in the Stipulation.

3. The Notice has been given to the Class (as defined in Paragraph 4(iv) below) pursuant to and in the manner directed by the Scheduling Order, proof of the mailing and posting of the Notice has been filed with the Court and a full opportunity to be heard has been offered to all parties to the Consolidated Action, the Class and persons and/or entities in interest. The form and method of the Notice (i) constituted the best notice practicable under the circumstances to apprise members of the Class of the pendency of the Consolidated Action, of the effect of the proposed Settlement (including the nature and scope of the releases contained therein) and of their rights to object to the proposed Settlement and appear at the Settlement Hearing; (ii) constituted due, adequate and sufficient notice to all persons and entities entitled to receive notice of the Settlement; and (iii) satisfied the requirements of the United States Constitution (including the Due Process Clause), Delaware Court of Chancery Rule 23 and all other applicable law and rules. It is determined that all members of the Class are bound by this Order and Final Judgment herein.

4. The Court hereby finds, pursuant to Delaware Court of Chancery Rule 23, as follows:

(i) that (a) the Class, as defined below, is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of plaintiffs Edward S. Gutman and Lawrence Corneck (“Plaintiffs”) are typical of the claims of the Class; (d) Plaintiffs and Delaware Lead Counsel (as identified below) have fairly and adequately protected the interests of the Class; (e) the prosecution of separate actions by individual members of the Class would create a risk of inconsistent adjudications, which would establish incompatible standards of conduct for Defendants and, as a practical matter, the disposition of the Consolidated Action would influence the disposition of any pending or future identical cases brought by other members of the Class; and (f) Defendants have allegedly acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final relief with respect to the Class as a whole;

(ii) that the requirements of Delaware Court of Chancery Rule 23 have been satisfied;

(iii) that the requirements of the Delaware Court of Chancery Rules and due process have been satisfied in connection with the Notice;

(iv) that the Consolidated Action is a proper class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), and is hereby certified as a non opt-out Class consisting of record and beneficial holders of Revlon Class A Common Stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held shares of Revlon Class A Common Stock at any time between and including August 10, 2009 and October 8, 2009, including, but not limited to, stockholders who tendered shares in the Exchange Offer, but excluding: (i) Fidelity Management & Research Company (“FMR Co.”) and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.); and (vi) Defendants, any Revlon officers and directors identified in Revlon’s 2009 Annual Report who would otherwise be part of the class, and members of MacAndrews & Forbes management who participated in the Exchange Offer (the “Class”); and

(v) that Plaintiffs are hereby certified as the Class representatives, and Smith Katzenstein & Jenkins, LLP, Harwood Feffer LLP, and the Law Offices of Curtis V. Trinko, LLP are certified as Class Delaware Lead Counsel.

5. The Settlement is found to be fair, reasonable, adequate and in the best interests of the Class, and it is hereby approved in all respects (including the releases contained in the Stipulation and the dismissal with prejudice of any and all Settled Claims as defined in Paragraph 8 below against each and every one of the Released Persons as defined in Paragraph 8 below). The Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment in the Consolidated Action.

6. The Consolidated Action is hereby dismissed with prejudice in its entirety as to Defendants and against Plaintiffs and all other members of the Class on the merits and, except as provided herein, without costs.

7. The terms of the Stipulation and this Order and Final Judgment shall forever be binding on Plaintiffs, members of the Class and Released Persons (as defined in Paragraph 8 below) and their counsel.

8. The Court hereby dismisses the Consolidated Action with prejudice, and orders the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of plaintiffs in the Consolidated Action or any member of the Class, whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against Defendants, Wolfe, Santagati, or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which the Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the “Settled Claims”); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

9. The Court further bars and releases any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions.

10. The releases described in Paragraphs 8 and 9 above shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing Persons’ decisions to enter into the releases or the Settlement. Additionally, plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims, but that it is the intention of plaintiffs in the Actions, and by operation of law the intention of the members of the Class, to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons in entering into the Stipulation. “Unknown Claims” means any claim that plaintiffs in the Actions or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval of the Settlement, plaintiffs in the Actions shall expressly and each member of the Class shall be deemed to have, and by operation of this Order and Final Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

11. Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to, or in furtherance of, the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or lack thereof of any Settled Claim, or of any wrongdoing or liability of Defendants; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any proceeding of any nature. Nothing in this Order and Final Judgment shall preclude any action to enforce the terms of the Stipulation or this Order and Final Judgment. Defendants may file, cite and/or refer to the Stipulation and/or this Order and Final Judgment in related litigation as evidence of the Settlement, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. All agreements made and orders entered during the course of the Consolidated Action relating to the confidentiality of information shall survive this Order and Final Judgment.

13. Without affecting the finality of this Order and Final Judgment, jurisdiction is hereby retained by this Court for the purpose of protecting and implementing the Stipulation and the terms of this Order and Final Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Order and Final Judgment.

14. Delaware Lead Counsel is hereby awarded attorneys’ fees in the amount of $            , inclusive of expenses, which amount the Court finds to be fair and reasonable and which shall be paid to Delaware Lead Counsel on behalf of all plaintiffs’ counsel in the Actions in accordance with the terms and conditions of the Stipulation.

Vice Chancellor Laster

Exhibit D

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK
x
STANLEY E. SULLIVAN, Plaintiff, v. RONALD O. PERELMAN, et al., Defendants.	: : : : : : : : :	Index No. 650257/2009
x

STIPULATION AND ORDER OF DISMISSAL

This Stipulation and Order of Dismissal (the “Order”) is made and entered into by and between the parties to the above-captioned action (the “Sullivan Action”), by and through their respective attorneys, and subject to approval of the Court.

WHEREAS, on April 20, 2009, Revlon, Inc. (“Revlon” or the “Company”) announced that MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) proposed a merger transaction (the “Proposal”);

WHEREAS, on May 4, 2009, plaintiff Stanley S. Sullivan (“Plaintiff”) filed a putative class action complaint against Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, and MacAndrews & Forbes (collectively, “Defendants”) and now-former Revlon director Kenneth L. Wolfe (“Wolfe”) on behalf of a putative class of Revlon’s stockholders;

WHEREAS, Wolfe was later dismissed by Plaintiff from the Sullivan Action;

WHEREAS, on August 10, 2009, the Company launched a voluntary exchange offer (the “Exchange Offer”);

WHEREAS, following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was October 7, 2009;

WHEREAS, on October 8, 2009, the Company consummated the Exchange Offer;

WHEREAS, pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer;

WHEREAS, on October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009;

WHEREAS, on December 24, 2009, Plaintiff filed an amended complaint on behalf of stockholders that participated in the Exchange Offer, alleging, among other things, that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, other purported class actions stemming from the Exchange Offer and alleged failure to disclose information in the Exchange Offer materials about the Company’s financial results for the third quarter 2009 were filed in the Delaware Court of Chancery (the “Delaware Chancery Court”) under the consolidated caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.) (the “Consolidated Action”), and in the United States District Court for the District of Delaware (the “Delaware District Court”) under the caption Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-CV-01008-GMS (D. Del.) (the “Garofalo Action”) (the Consolidated Action, Garofalo Action and Sullivan Action are collectively referred to as the “Actions”);

WHEREAS, a derivative action was also filed in the Delaware District Court under the caption Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.);

WHEREAS, by agreement of the parties, Plaintiff has had the opportunity to participate in the merits discovery proceeding in the Consolidated Action;

WHEREAS, on August 10, 2012, at the conclusion of negotiations, the parties to all the actions identified above reached a comprehensive agreement in principle providing for the settlement of the actions on the terms and conditions set forth in a stipulation filed with the Delaware Chancery Court and a stipulation filed with the Delaware District Court (the “Settlement”);

WHEREAS, the stipulation filed with the Delaware Chancery Court (the “Consolidated Action Stipulation”) provided for the certification of a class of record and beneficial holders of Revlon Class A Common Stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held shares of Revlon Class A Common Stock at any time between and including August 10, 2009 and October 8, 2009, including, but not limited to, stockholders who tendered shares in the Exchange Offer, but excluding: (i) Fidelity Management & Research Company (“FMR Co.”) and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.); and (vi) Defendants, any Revlon officers and directors identified in Revlon’s 2009 Annual Report who would otherwise be part of the class, and members of MacAndrews & Forbes management who participated in the Exchange Offer (the “Class”);

WHEREAS, the Consolidated Action Stipulation provided for the complete release and dismissal with prejudice of, among other things, all claims that were or could have been brought by any member of the Class against Defendants, whether directly or derivatively on behalf of Revlon, relating to or arising out of the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer and the transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures);

WHEREAS, the Class was provided with notice of the proposed Settlement and a public hearing on the proposed Settlement was held on             before the Delaware Chancery Court;

WHEREAS, the Delaware Chancery Court approved the Settlement and the terms of the Consolidated Action Stipulation, dismissed the Consolidated Action with prejudice, and awarded attorneys’ fees and expenses in the amount of $            (the “Judgment”);

WHEREAS, the Delaware Chancery Court had jurisdiction to make decisions regarding the Settlement and corresponding award of attorney fees’ and expenses in the Actions;

WHEREAS, the Judgment binds all members of the Class, including Plaintiff in the Sullivan Action; and

WHEREAS, the Judgment is entitled to full faith and credit, and precludes Plaintiff here from continuing to pursue any of the claims asserted or that could have been asserted in the Sullivan Action, whether individually or on a class or derivative basis;

IT IS HEREBY AGREED AND ORDERED:

1. The Sullivan Action and all claims asserted or that could have been asserted in it, whether individually or on a class or derivative basis, are hereby dismissed with prejudice as to Plaintiff in the Sullivan Action.

2. Defendants shall have no responsibility for, or liability with respect to, the allocation among plaintiffs’ counsel in the Actions of the award of fees and expenses. Counsel for Plaintiff in the Sullivan Action have expressly waived any right to seek fees and expenses except for those provided in the Consolidated Action Stipulation.

Dated:             , 2012

GIBSON, DUNN & CRUTCHER LLP	BRAGAR EAGEL & SQUIRE, P.C.
Lawrence Zweifach Marshall R. King 200 Park Avenue, 47th Floor New York, New York 10166 (212) 351-4000 Attorneys for Defendants Bernikow, Bohan, Feldberg, Jordan, Lee, Mellon, and Seifert	Raymond A. Bragar 888 Third Ave., Suite 3040 New York, New York 10022 (212) 308-5858 Counsel for Plaintiff in the Sullivan Action

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Thomas J. Allingham II (#476) Alyssa S. O’Connell (#4351) One Rodney Square P.O. Box 636 Wilmington, Delaware 19899 (302) 651-3000 Attorneys for Defendants Ennis, Kennedy, and Revlon, Inc.

WACHTELL, LIPTON, ROSEN & KATZ
William Savitt 51 West 52nd Street New York, New York 10019 (212) 403-1000 Attorneys for Defendants Perelman, Schwartz, and MacAndrews & Forbes Holdings Inc.

SO ORDERED this             day of             , 2012.

J.

Exhibit E

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

JOHN GAROFALO, on behalf of himself and all others similarly situated, Plaintiff, v.	) ) ) ) ) ) ) )	Civil Action No. 1:09-cv-01008-GMS

REVLON, INC., RONALD O. PERELMAN, MACANDREWS & FORBES HOLDINGS

INC., BARRY F. SCHWARTZ, DAVID L.

KENNEDY, ALAN T. ENNIS, ALAN S.

BERNIKOW, PAUL J. BOHAN, MEYER

FELDBERG, ANN D. JORDAN, DEBRA L.

LEE, TAMARA MELLON, and KATHI P.

SEIFERT,

                Defendants.

	) ) ) ) ) ) ) ) ) )	CLASS ACTION

STIPULATION AND ORDER OF DISMISSAL

This Stipulation and Order of Dismissal (the “Order”) is made and entered into by and between the parties to the above-captioned action (the “Garofalo Action”), by and through their respective attorneys, and subject to approval of the Court.

WHEREAS, on August 10, 2009, Revlon, Inc. (“Revlon” or the “Company”) launched a voluntary exchange offer (the “Exchange Offer”);

WHEREAS, following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was October 7, 2009;

WHEREAS, on October 8, 2009, the Company consummated the Exchange Offer;

WHEREAS, pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer;

WHEREAS, on October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009;

WHEREAS, on December 31, 2009, plaintiff John Garofalo (“Plaintiff”) filed a purported class action on behalf of stockholders that participated in the Exchange Offer, alleging federal and state law claims in connection with the Exchange Offer and alleging that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, the Garofalo Action was brought against Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, and MacAndrews & Forbes Holdings Inc. (collectively, “Defendants”);

WHEREAS, Kenneth L. Wolfe (“Wolfe”) was initially named as a defendant in the Garofalo Action, but was later dismissed;

WHEREAS, other purported class actions stemming from the Exchange Offer and alleged failure to disclose information in the Exchange Offer materials about the Company’s financial results for the third quarter 2009 were filed in the Delaware Court of Chancery (the “Delaware Chancery Court”) under the consolidated caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.) (the “Consolidated Action”), and in the New York State Supreme Court under the caption Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (the “Sullivan Action”) (the Consolidated Action, Garofalo Action and Sullivan Action are collectively referred to as the “Actions”);

WHEREAS, on March 16, 2010, the Court appointed Berger & Montague, P.C. as lead counsel in the Garofalo Action;

WHEREAS, a derivative action was also filed in this Court under the caption Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.);

WHEREAS, on July 29, 2011, Plaintiff filed an amended complaint;

WHEREAS, Wolfe was not named as a defendant in the amended complaint filed in the Garofalo Action;

WHEREAS, on January 31, 2012, Defendants filed motions to dismiss the amended complaint in the Garofalo Action;

WHEREAS, on March 2, 2012, Plaintiff filed a response opposing Defendants’ motions to dismiss, and a motion alternatively seeking leave to amend and file a second amended complaint;

WHEREAS, the motions to dismiss and amend in the Garofalo Action are fully briefed and currently pending;

WHEREAS, by agreement of the parties, Plaintiff has participated in the merits discovery proceeding in the Consolidated Action;

WHEREAS, Defendants have produced tens of thousands of documents as part of merits discovery;

WHEREAS, numerous third parties have been subpoenaed and produced documents as part of merits discovery;

WHEREAS, two representatives of Barclays Capital Inc., Revlon directors Debra L. Lee, and Meyer Feldberg, and Wolfe have been deposed;

WHEREAS, on August 10, 2012, at the conclusion of negotiations, the parties to all the actions identified above reached a comprehensive agreement in principle providing for the settlement of the actions on the terms and conditions set forth in a stipulation filed with the Delaware Chancery Court and a stipulation filed with the Court (the “Settlement”);

WHEREAS, the stipulation filed with the Delaware Chancery Court (the “Consolidated Action Stipulation”) provided for the certification of a class of record and beneficial holders of Revlon Class A Common Stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held shares of Revlon Class A Common Stock at any time between and including August 10, 2009 and October 8, 2009, including, but not limited to, stockholders who tendered shares in the Exchange Offer, but excluding: (i) Fidelity Management & Research Company (“FMR Co.”) and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.); and (vi) Defendants, any Revlon officers and directors identified in Revlon’s 2009 Annual Report who would otherwise be part of the class, and members of MacAndrews & Forbes management who participated in the Exchange Offer (the “Class”);

WHEREAS, the Consolidated Action Stipulation provided for the complete release and dismissal with prejudice of, among other things, all claims that were or could have been brought by any member of the Class against Defendants, whether directly or derivatively on behalf of Revlon, relating to or arising out of the Actions, the Proposal (as defined in the Consolidated Action Stipulation), the Exchange Offer and the transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures);

WHEREAS, the Class was provided with notice of the proposed Settlement and a public hearing on the proposed Settlement was held on             before the Delaware Chancery Court;

WHEREAS, the Delaware Chancery Court approved the Settlement and the terms of the Consolidated Action Stipulation, dismissed the Consolidated Action with prejudice, and awarded attorneys’ fees and expenses in the amount of $            (the “Judgment”);

WHEREAS, the Delaware Chancery Court had jurisdiction to make decisions regarding the Settlement and corresponding award of attorney fees’ and expenses in the Actions;

WHEREAS, the Judgment binds all members of the Class, including Plaintiff in the Garofalo Action; and

WHEREAS, the Judgment is entitled to full faith and credit, and precludes Plaintiff here from continuing to pursue any of the claims asserted or that could have been asserted in the Garofalo Action, whether individually or on a class or derivative basis;

IT IS HEREBY AGREED AND ORDERED:

1. The Garofalo Action and all claims asserted or that could have been asserted in it, whether individually or on a class or derivative basis, are hereby dismissed with prejudice as to Plaintiff in the Garofalo Action.

2. Defendants shall have no responsibility for, or liability with respect to, the allocation among plaintiffs’ counsel in the Actions of the award of fees and expenses. Counsel for Plaintiff in the Garofalo Action have expressly waived any right to seek fees and expenses except for those provided in the Consolidated Action Stipulation.

3. All agreements made and orders entered during the course of the Garofalo Action relating to the confidentiality of information shall survive this Order.

Dated: , 2012
Robert D. Goldberg (#631) Biggs & Battaglia 921 North Orange Street Wilmington, Delaware 19801 (302) 655-9677 Attorneys for Plaintiff

Raymond J. DiCamillo (#3188)

Kevin M. Gallagher (#5337)

Richards, Layton & Finger, P.A.

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Defendants Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, and Kathi P. Seifert

Thomas J. Allingham II (#476)

Alyssa S. O’Connell (#4351)

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899

(302) 651-3000

Attorneys for Defendants Alan T. Ennis,

David L. Kennedy and Revlon, Inc.

Andre G. Bouchard (#2504)

Jamie L. Brown (#5551)

Bouchard Margules & Friedlander, P.A.

222 Delaware Avenue, Suite 1400

Wilmington, Delaware 19801

(302) 573-3500

Attorneys for Defendants Ronald O.

Perelman, Barry F. Schwartz and

MacAndrews & Forbes Holdings Inc.

SO ORDERED this              day of            , 2012.

CHIEF JUDGE GREGORY M. SLEET